Exhibit 99.03

Video Speaks to Tibet Pharmaceuticals’ Specialty Medicines and Growth Opportunity in China’s Expanding Healthcare Industry

SHANGRI-LA COUNTY, China, April 21, 2011 /PRNewswire/ — Tibet Pharmaceuticals, Inc. (NASDAQ: TBET), an emerging specialty pharmaceutical company engaged in the development, manufacturing and marketing of traditional Tibetan medicine in China, today released an online corporate overview video.

The in-depth video provides a concise overview of Tibet Pharmaceuticals’ specialty medicines and growth opportunity in China’s expanding healthcare industry, and is a great resource for both existing shareholders and prospective investors alike.

The video is available at:

www.tibetpharmaceuticals.com/ovid.html

From the corporate overview video: “With the growing purchasing power of China’s 1.3 billion citizens, the market for these Tibetan medicines is estimated to be increasing at a rate of 50% annually, or 3 times the growth rate of overall healthcare spending in China.”

The video goes on to state: “Tibet Pharmaceuticals is a rapidly growing and profitable pharmaceutical company capitalizing on the expanding healthcare markets in China… In 2010, Tibet’s audited financial results showed strong increases of sales to $32 million, and $13.1 million in net income. The company’s sales have grown by double digit rates year-over-year, all while maintaining margins in excess of 30 to 40%.”

The overview video is the first of a series of informative videos to be released that will discuss Tibet Pharmaceuticals, its specialty medicines and aggressive growth plans as well as its ongoing mandate to add significant and consistent shareholder value.

About Tibet Pharmaceuticals, Inc.

Based in Shangri-La County, Yunnan Province, China, Tibet Pharmaceuticals, Inc. (NASDAQ: TBET) is a rapidly growing specialty pharmaceutical company engaged in the research, development, manufacturing and marketing of modernized traditional Tibetan medicines in China. With over 190 full-time employees and nation-wide distributors, the company develops both prescription and over-the-counter traditional Tibetan medicines that promote health in human respiratory, digestive, urinary and reproductive systems. Tibet Pharmaceuticals’ products are sold throughout China, with a majority of sales concentrated in the southern provinces, most notably Yunnan Province, where the company’s 52,000 sq. ft. GMP-certified manufacturing facilities are located. The access to key raw materials, not generally available outside the province, provides a significant advantage for Tibet Pharmaceuticals.

For more information on Tibet Pharmaceuticals, please visit:

www.tibetpharmaceuticals.com

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Specifically, references herein to industry growth; possible growth in company revenues and/or earnings; future estimated share prices; and continued growth in consumer healthcare spending are forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Financial Communications Contact:

Trilogy Capital Partners - Asia

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com

SOURCE Tibet Pharmaceuticals, Inc.